Registration No. ___________________


__________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

               ________________________________________

                             FORM S-8
                       REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

              __________________________________________

                        FIFTH THIRD BANCORP
        (Exact name of issuer as specified in its Charter)

Ohio                                             31-0854434
(State of Incorporation)     (I.R.S. Employer Identification No.)

Fifth Third Center, Cincinnati, Ohio                45263
(Address of Principal Executive Offices)        (Zip Code)

              __________________________________________

                          Fifth Third Bancorp
            Amended and Restated Stock Option and Incentive
   Plan for Selected Executive Officers, Employees and Directors of
                       Falls Financial, Inc.

                      (Full title of the Plan)

               _________________________________________
                           Paul L. Reynolds
                         Assistant Secretary
                          Fifth Third Bancorp
                         Fifth Third Center
                        Cincinnati, Ohio 45263
                          (513) 579-4300
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

               __________________________________________

                          Copy To:

                    S. Richard Arnold, Esq.
                       Dinsmore and Shohl
                     1900 Chemed Center
                   255 East Fifth Street
                  Cincinnati, Ohio  45202


Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement

                       CALCULATION OF REGISTRATION FEE

Title of     Amount To      Proposed  Proposed    Amount of
Securities   Be Registered  Maximum   Maximum     Registration
To Be                       Offering  Offering    Fee
Registered                  Price Per Price*
                            Share
__________________________________________________________________
Common
Stock
without par
value        13,329         $47.49    $416,895.45 $143.76



* Pursuant to Rule 457(h)(1) of Regulation C, the registration filing fee and the aggregate offering price shall be computed with respect to the maximum number of the Registrant's securities issuable under the plan covered by this Registration Statement and the basis of the price at which the options may be exercised. Accordingly, under the plan registered hereunder, 6,000 shares have an exercise price of $47.49, 1,200 shares have an exercise price of $43.31, and 6,129 shares have an exercise price of $13.05, for a maximum number of shares of 13,329 shares and a maximum offering price of $416,895.45.
                         PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS

   The information specified in Part I of Form S-8 is set forth in a single document entitled "Prospectus" which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                             PART II

                INFORMATION REQUIRED IN THE
                  REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Fifth Third Bancorp (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

   (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1994.

   (c) The description of the Registrant's Common Stock contained in the Registration Statement filed pursuant to Section 12(G) of the Securities Exchange Act of 1934, which Registration Statement became effective on or about May 14, 1975.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

   The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Dinsmore and Shohl, Cincinnati, Ohio. At March 1, 1995, partners of Dinsmore and Shohl and attorneys employed thereby, together with their immediate families beneficially owned 33,837 shares of the Registrant's Common Stock.


Item 6.  Indemnification of Directors and Officers.

    The Registrant's Code of Regulations provides that the Registrant shall indemnify each director and each officer of the Registrant, and each person employed by the Registrant who serves at the written request of the Chairman of the Board of the Registrant as a director, trustee or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The Code of Regulations also provides that the Registrant may indemnify assistant officers, employees and others by action of the Board of Directors to the full extent permitted by Ohio law.

   In general, under Section 1701.13(E) of the Ohio Revised Code, an Ohio corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that in an action by or in the name of the corporation, if the person seeking indemnification was adjudged to be liable for negligence, no indemnification is permitted unless the court in which the action was brought specifically determines that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case. The statute also provides that an Ohio corporation shall advance attorney's fees incurred by directors, and may advance such fees incurred by executive officers, employees, agents and others, prior to the final outcome of a matter provided the person seeking such advances undertakes to repay them if it is ultimately determined that such person is not entitled to indemnification (except in the case of directors who must undertake to repay such advances only if it is proved by clear and convincing evidence in a court of competent jurisdiction that the act or failure to act in question was undertaken with deliberate intent to cause injury to the corporation or was undertaken with reckless disregard for the best interests of the corporation).

   In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.


Item 7.   Exemption from Registration Claimed.

    Not applicable.



Item 8.   Exhibits.




Exhibit No.       Description

5, 23(a)          Opinion of Messrs. Dinsmore and Shohl, counsel

23(b)             Consent of Deloitte and Touche LLP, independent
                  auditors
25                Power of Attorney                              *

99(a)             Fifth Third Bancorp's Annual Report on Form 10-K
                  for the year ended December 31, 1994          **

98(b)             Pages 1 and 13-36 of Fifth Third Bancorp's 1994
                  Annual Report to Shareholders                 **

99(c)             Fifth Third Bancorp's Quarterly Report on Form
                  10-Q for the quarter ended March 31, 1995     **

99(d)             Fifth Third Bancorp Amended and Restated Stock
                  Option and Incentive Plan for Selected Executive Officers, Employees and Directors of Falls
                  Financial, Inc.

__________________________

*   Included in signature page
**  Incorporated by reference


Item 9.   Undertakings

    A.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on July 18, 1995.

                                    FIFTH THIRD BANCORP



                                  By:/S/ George A. Schaefer, Jr.
                                     George A. Schaefer, Jr.
                                     President and Chief Executive
                                     Officer

                     POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints GEORGE A. SCHAEFER, JR. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:



/S/ George A. Schaefer, Jr.
George A. Schaefer, Jr.
President and Chief Executive Officer            July 18, 1995

/S/ P. Michael Brumm
P. Michael Brumm
Senior Vice President and Chief
Financial Officer                                July 18, 1995

Directors of the Company:

/S/ John F. Barrett
John F. Barrett                                  July 18, 1995

__________________________
Milton C. Boesel, Jr.

/S/ Clement L. Buenger
Clement L. Buenger                               July 18, 1995

/S/ Gerald V. Dirvin
Gerald V. Dirvin                                 July 18, 1995

___________________________
Thomas B. Donnell

___________________________
Richard T. Farmer

/S/ John D. Geary
John D. Geary                                     July 18, 1995

___________________________
Ivan W. Gorr

/S/ Joseph H. Head, Jr.
Joseph H. Head, Jr.                               July 18, 1995

/S/ Joan R. Herschede
Joan R. Herschede                                 July 18, 1995

/S/ William G. Kagler
William G. Kagler                                 July 18, 1995

/S/ William J. Keating
William J. Keating                                July 18, 1995

/S/ James D. Kiggen
James D. Kiggen                                   July 18, 1995

________________________
Robert B. Morgan

/S/ Michael H. Norris
Michael H. Norris                                 July 18, 1995

_________________________
Brian H. Rowe

/S/ George A. Schaefer, Jr.
George A. Schaefer, Jr.                           July 18, 1995

/S/ John J. Schiff, Jr.
John J. Schiff, Jr.                               July 18, 1995

/S/ Dennis J. Sullivan, Jr.
Dennis J. Sullivan, Jr.                          July 18, 1995

/S/ Dudley S. Taft
Dudley S. Taft                                   July 18, 1995

                           INDEX TO EXHIBITS



Exhibit No.         Description                 Page
5, 23(a)            Opinion of Messrs.
                    Dinsmore and Shohl, counsel

23(b)               Consent of Deloitte and Touche
                    LLP, independent auditors

25                  Power of Attorney              *

99(a)               Fifth Third Bancorp's Annual
                    Report on Form 10-K for the
                    year ended December 31, 1994   **

99(b)               Pages 1 and 13-36 of Fifth
                    Third Bancorp's 1994 Annual
                    Report to Shareholders         **

99(c)               Fifth Third Bancorp's Quarterly
                    Report on Form 10-Q for the
                    quarter ended March 31, 1995   **

99(d)               Fifth Third Bancorp Amended
                    and Restated Stock Option and
                    Incentive Plan for Selected
                    Executive Officers, Employees
                    and Directors of Falls
                    Financial, Inc.


_____________________

*   Included in signature page
**  Incorporated by reference